Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
The Children’s Place, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 24, 2016, relating to the consolidated financial statements, the effectiveness of The Children’s Place, Inc.’s internal control over financial reporting, and schedule of The Children’s Place, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 30, 2016.

/s/ BDO USA, LLP

New York, New York

June 20, 2016